                                                                    Exhibit 99.1

[STERLING BANCORP LETTERHEAD]                                               NEWS
                                                               IMMEDIATE RELEASE


CONTACT:

John W. Tietjen                                    Denise Roche/Brandon Ashcraft
Chief Financial Officer                            Investor Relations/ Media
Sterling Bancorp                                   The Ruth Group
Tel: (212) 757-8035                                Tel: (646) 536-7008/7025
Fax: (212) 757-8287                                droche@theruthgroup.com
john.tietjen@sterlingbancorp.com                   bashcraft@theruthgroup.com

       STERLING BANCORP REPORTS SEVENTH CONSECUTIVE YEAR OF RECORD RESULTS

      15% Increase Over Prior Year in 4Q02 Earnings Per Share on a Diluted Basis

      - Earnings Per Share on a Diluted Basis for the Year of $1.71, Up From $1.51 in 2001

      -     Net Income for the Year Up Over 12%, Compared with 2001

      -     38th Consecutive Quarter of Year-Over-Year Double-Digit Earnings
            Growth


NEW YORK, January 21, 2003 -- Sterling Bancorp (NYSE: STL), a financial holding company whose principal subsidiary is Sterling National Bank, announced record earnings for the fourth quarter and year ended December 31, 2002. The fourth quarter of 2002 marked Sterling's 38th consecutive quarter of year-over-year double-digit earnings growth.

YEAR END AND FOURTH QUARTER EARNINGS

The Company reported that diluted earnings per share for the year 2002 increased 13.2% to $1.71 from $1.51 for the prior year; fourth quarter diluted earnings per share grew to $0.46 from $0.40 for the same period in 2001. Net income for the year increased 12.3% to $21.8 million from $19.4 million reported in 2001. Net income for the fourth quarter of 2002 was $5.7 million compared to $5.2 million for the same period of 2001.

                                                                    Exhibit 99.1

Louis J. Cappelli, Chairman and Chief Executive Officer stated, "We are delighted to report that Sterling has achieved another quarter of record earnings. The fourth quarter represented our 38th consecutive quarter of double-digit year-over-year earnings growth. Our financial success in 2002 was a result of increases in earning assets, continued control of funding costs and growth of noninterest income. Loans outstanding on average for the twelve months of 2002 increased 6% over the 2001 period. The increase is principally from new borrowing relationships."

"Our record financial results this year were achieved in an environment dominated by economic challenges and the uncertainty of international events. In the year 2002, we witnessed continued increases in the nation's unemployment rate, and experienced significant declines in stock market indices. In this current market environment Sterling's unique business model of providing high-touch personalized service coupled with our diverse product offerings and geographic reach has become an important factor for the growth of our business. We believe that our broad client base and diversified industry focus have enabled us to adjust to changing economic conditions and to deliver consistent results."

NET INTEREST INCOME

Net interest income for the year increased 8.3% to $74.7 million, and for the fourth quarter grew to $19.1 million from $17.9 million in the same quarter of 2001. These results reflect volume increases, continued growth of the securities and loan portfolios, and control of funding costs.

Sterling's net interest spread, on a tax equivalent basis, increased to 5.16% for the fourth quarter of 2002, compared to 5.03% in the same quarter of the prior year. The Company's net interest margin, on a tax equivalent basis, was 5.88% for the year compared to 6.23% in 2001. For the fourth quarter, the net interest margin was 5.71% compared to 5.78% in the same quarter of 2001. Sterling's net interest margin remains in the top quartile of bank holding companies with total assets between $1 billion and $3 billion.

The securities portfolio on average grew $120.5 million for the twelve months of 2002 to $589.4 million. For the fourth quarter of 2002, the securities portfolio on average increased $34.7 million to $569.2 million. Loans outstanding on average increased $40.9 million to $746.1 million for the twelve months of 2002 and increased $71.7 million to $798.7 million for the fourth quarter of 2002. The average tax-equivalent yield on earning assets was 7.04% for the fourth quarter of 2002 compared with 7.57% for the same year ago period. The average tax-equivalent yield on earning assets for the full year 2002 was 7.39% compared with 8.62% for the prior year. The decline for both the fourth quarter and full year 2002 reflects decisions made by the Federal Reserve that have resulted in interest rates declining to a 40 year low.

Interest-bearing deposits on average for the fourth quarter of 2002 rose to $683.2 million from $663.7 million in the same period of 2001. Borrowings on average for the fourth

                                                                    Exhibit 99.1

quarter 2002 rose to $241.8 million from $193.0 million in the same period of 2001. The average cost of funds for the fourth quarter 2002 was 1.88% compared to 2.54% for the same period a year ago. For the full year 2002, the average cost of funds was 2.11% compared to 3.46% for the full year 2001. Total funding costs for the full year were reduced 27.5%, reflecting the lower rate environment in 2002 and management's continued control of funding costs.

Demand deposits on average for the year 2002 grew to $315.8 million, an increase of 7.8% over 2001. In the fourth quarter, demand deposits on average increased $26.2 million to $334.5 million from the same period in 2001. At December 31, 2002, demand deposits represented 38.3% of total deposits, which places Sterling among banks with the highest ratio of demand to total deposits.

NONINTEREST INCOME AND NONINTEREST EXPENSE

Noninterest income for the twelve months ended December 31, 2002 increased 21.3% over the comparable 2001 period to $29.3 million. This increase was primarily attributable to higher revenue from mortgage banking, factoring activities, a bank-owned life insurance program, and gains from the sales of securities. Noninterest income for the twelve months of 2002 represented 23.7% of gross revenues. Noninterest income for the fourth quarter increased 19.2%, over the comparable quarter of 2001, to $7.3 million.

Noninterest expense for the fourth quarter 2002 was $14.8 million compared to $13.6 million in the fourth quarter 2001. Noninterest expense for the twelve months ended December 31, 2002 was $59.2 million compared to $53.7 million in the prior year period. Noninterest expense increases for the twelve months of 2002 were incurred to support the growing levels of business activities and continued investments in the franchise, primarily for higher salary and benefit costs, and expenses for the placement of trust preferred securities.

ASSET QUALITY

Asset quality remained sound. At December 31, 2002, nonperforming assets represented 0.17% of total assets. Allowance for loan losses on December 31, 2002 was $13.5 million. The allowance as a percentage of loans was 1.6%.

Provision for loan losses for the full year 2002 increased $3.4 million to $10.8 million. Net charge-off's for the year were $11.3 million compared to $6.0 million in the prior year. The increase reflects a previously announced second quarter charge-off for a single borrower.

CAPITAL MANAGEMENT

In the twelve months ended December 31, 2002, the Company repurchased 495,800 of its common shares, including 14,500 of its common shares in the fourth quarter.

                                                                    Exhibit 99.1

For the year ended December 31, 2002, return on average tangible equity increased to 20.7% from 18.9% in 2001. Return on average tangible equity, on an annualized basis, remained at an all-time high of 21.4% for the fourth quarter of 2002, up from 18.9% in the same period of 2001.

CLOSING COMMENTS

Chairman Cappelli concluded, "We believe it is important to share Sterling's financial success with our shareholders. In November 2002, our Board of Directors declared a 20% stock dividend, Sterling's fourth consecutive annual stock dividend, and increased the cash dividend to $0.76 per common share on an annualized basis. The combined effect of the cash and stock dividends declared by the Board resulted in a 27% increase in the Company's effective annual dividend rate."

CONFERENCE CALL

Sterling Bancorp will hold a conference call to discuss year-end 2002 results on Tuesday, January 21, 2003 at 10:00 AM ET. The dial-in number to participate in the call is (877) 371-3546 with the reservation code 10060. A replay of the call will be available from 2:00 PM ET on Tuesday, January 21, 2003 to 11:30 PM ET Tuesday, January 28, 2003. To access the replay, call (800) 642-1687, pass-code:
10060.

Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.6 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including commercial lending, asset-based financing, factoring/accounts receivable management, international trade financing, commercial and residential mortgage lending, equipment leasing, trust and estate administration and investment management services. Sterling has operations in the metropolitan New York area, Virginia and other mid-Atlantic states and conducts business throughout the U.S.

This press release may contain, and from time to time the Company's management may make, statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties and represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. It is possible that the Company's actual results and financial position may differ, possibly materially, from the anticipated results and financial condition indicated in or implied by these forward-looking statements. Important factors that could cause the Company's actual results to differ, possibly materially, from those in or implied by the forward-looking statements include, but are not limited to, the following: inflation, interest rates, market and monetary fluctuations; geopolitical developments, including the impact of September 11. 2001 and any future acts or threats of war or terrorism; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; a decline in general economic conditions and the strength of the local economies in which the Company operates; the financial condition of the Company's borrowers; competitive pressures on loan and deposit pricing and demand; changes in technology and their impact on the marketing of products and services; the timely development and effective marketing of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors' products and services for the Company's products and services; the

                                                                    Exhibit 99.1

impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance); changes in accounting principles, policies and guidelines; and the success of the Company at managing the risks involved in the foregoing; and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. The foregoing list of important factors is not exclusive, and the Company will not update forward-looking statements, whether written or oral, that may be made from time to time.

                                                                    Exhibit 99.1


                                STERLING BANCORP
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                THREE MONTHS ENDED DECEMBER 31,            TWELVE MONTHS ENDED DECEMBER 31,
                                                -------------------------------            --------------------------------
                                                  2002                   2001                  2002                  2001
                                                 -------               -------               -------               -------
OPERATING HIGHLIGHTS
   Interest income                               $23,480               $23,406               $94,197               $95,866
   Interest expense                                4,381                 5,486                19,447                26,816
   Provision for loan losses                       2,339                 2,170                10,771                 7,401
   Noninterest income                              7,315                 6,137                29,256                24,123
   Noninterest expenses                           14,782                13,637                59,157                53,695
   Net income                                      5,736                 5,154                21,778                19,388

   Earnings per common share:
     Basic                                          0.48                  0.42                  1.81                  1.59
     Diluted                                        0.46                  0.40                  1.71                  1.51
   Cash dividends declared                          0.19                  0.18                  0.73                  0.66
   Common shares outstanding:
     Period end                                   11,863                10,090                11,863                10,090
     Average Basic                                11,861                12,145                11,964                12,107
     Average Diluted                              12,511                12,905                12,691                12,768
   Return on average assets                         1.52%                 1.48%                 1.49%                 1.53%
   Return on average tangible equity               21.37%                18.82%                20.72%                18.86%
   Return on average stated equity                 17.83%                15.75%                17.25%                15.64%
   Net interest spread, tax equivalent basis        5.16%                 5.03%                 5.28%                 5.16%
   Net interest margin, tax equivalent basis        5.71%                 5.78%                 5.88%                 6.23%

ASSET QUALITY HIGHLIGHTS
PERIOD END
   Net charge-offs                               $ 1,612               $ 1,600               $11,260               $ 6,038
   Nonperforming loans                             1,784                 1,748                 1,784                 1,748
   Other real estate owned                           823                   809                   823                   809
   Nonperforming assets                            2,607                 2,557                 2,607                 2,557

   Nonperforming loans/ loans                       0.21%                 0.22%                 0.21%                 0.22%
   Nonperforming assets/ assets                     0.17%                 0.17%                 0.17%                 0.17%
   Allow loan loss/loans                            1.60%                 1.74%                 1.60%                 1.74%
   Allow loan loss/nonperform loans               759.47%               803.09%               759.47%               803.09%

                                                                    Exhibit 99.1


                                STERLING BANCORP
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                            THREE MONTHS ENDED DECEMBER 31,           TWELVE MONTHS ENDED DECEMBER 31,
                                            -------------------------------           --------------------------------
                                               2002                 2001                 2002                 2001
                                            ----------           ----------           ----------           ----------
BALANCE SHEET HIGHLIGHTS
PERIOD END BALANCES
   Security investments                     $  588,774           $  576,028           $  588,774           $  576,028
   Loans, net of unearned discount             846,000              808,687              846,000              808,687
   Total earning assets                      1,442,647            1,397,202            1,442,647            1,397,202
   Allowance for loan losses                    13,549               14,038               13,549               14,038
   Total assets                              1,561,122            1,482,871            1,561,122            1,482,871

   Noninterest-bearing deposits                401,553              356,303              401,553              356,303
   Interest-bearing deposits                   645,540              628,621              645,540              628,621
   Customer repurchase agreements               60,926              101,897               60,926              101,897
   Shareholders' equity                        129,780              128,477              129,780              128,477

AVERAGE BALANCES
   Security investments                     $  569,173           $  534,491           $  589,390           $  468,861
   Loans, net of unearned discount             798,669              727,012              746,115              705,216
   Total earning assets                      1,385,078            1,290,960            1,355,703            1,185,931
   Allowance for loan losses                    13,593               14,018               13,986               13,588
   Total assets                              1,499,989            1,384,976            1,466,269            1,267,856

   Noninterest-bearing deposits                334,471              308,270              315,757              292,918
   Interest-bearing deposits                   683,191              663,658              676,296              594,303
   Customer repurchase agreements               58,990               61,286               63,540               45,624
   Shareholders' equity                        127,625              129,794              126,274              123,935

CAPITAL RATIOS
   Tier 1 risk based                             14.09%               12.44%               14.09%               12.44%
   Total risk based                              15.34%               13.70%               15.34%               13.70%
   Leverage                                       8.95%                7.79%                8.95%                7.79%

Book value per common share                 $    10.76*          $    12.55           $    10.76*          $    12.55


* After 20% stock dividend paid December 2002

                                                                    Exhibit 99.1


                                STERLING BANCORP
                                 BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

                                                                            DECEMBER 31,
                                                                     ----------------------------
                                                                         2002             2001
                                                                     -----------      -----------
ASSETS
Cash and due from banks                                              $    58,174      $    50,362
Interest-bearing deposits with other banks                                 2,873            2,487
Federal funds sold                                                         5,000           10,000
Investment securities
    Available for sale (at estimated market value)                       219,435          269,562
    Held to maturity (at cost)                                           369,339          306,466
                                                                     -----------      -----------
            Total investment securities                                  588,774          576,028
                                                                     -----------      -----------

Loans, net of unearned discounts                                         846,000          808,687
Less allowance for loan losses                                            13,549           14,038
                                                                     -----------      -----------
            Loans, net                                                   832,451          794,649
                                                                     -----------      -----------

Customers' liability under acceptances                                     1,545              609
Excess cost over equity in net assets of the banking subsidiary           21,158           21,158
Premises and equipment, net                                                9,263            7,852
Other real estate                                                            823              809
Accrued interest receivable                                                4,882            5,867
Bank owned life insurance                                                 20,831                0
Other assets                                                              15,348           13,050
                                                                     -----------      -----------
                                                                     $ 1,561,122      $ 1,482,871
                                                                     ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
    Noninterest-bearing                                              $   401,553      $   356,303
    Interest-bearing                                                     645,540          628,621
                                                                     -----------      -----------
            Total deposits                                             1,047,093          984,924

Federal funds purchased and securities
    sold under agreements to repurchase                                  100,926          147,096
Commercial paper                                                          29,319           42,103
Other short-term borrowings                                               37,031            8,688
Acceptances outstanding                                                    1,545              609
Accrued expenses and other liabilities                                    75,428           75,624
Long-term debt - FHLB                                                    115,000           95,350
                                                                     -----------      -----------
            Total liabilities                                          1,406,342        1,354,394
                                                                     -----------      -----------

Corporation Obligated Mandatorily
     Redeemable Preferred Securities                                      25,000                0
                                                                     -----------      -----------

Shareholders' equity                                                     129,780          128,477
                                                                     -----------      -----------

                                                                     $ 1,561,122      $ 1,482,871
                                                                     ===========      ===========



MEMORANDA
    Available for sale securities - amortized cost                   $   212,778      $   267,494
    Held to maturity securities - estimated market value                 382,084          309,496
    Shares outstanding
        Preferred - Series D                                             232,206          234,606
        Common issued                                                 13,124,002       10,834,853
        Common in treasury                                             1,261,061          745,023

                                                                    Exhibit 99.1


                                STERLING BANCORP
                              STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             THREE MONTHS ENDED DECEMBER 31,     TWELVE MONTHS ENDED DECEMBER 31,
                                             -------------------------------     --------------------------------
                                                 2002              2001              2002              2001
                                              -----------       -----------       -----------       -----------
INTEREST INCOME
Loans                                         $    14,955       $    14,939       $    57,914       $    65,282
Investment securities:
    Available for sale                              3,450             3,873            16,214            12,716
    Held to maturity                                5,016             4,447            19,759            17,555
Federal funds sold                                     52               136               277               216
Deposits with other banks                               7                11                33                97
                                              -----------       -----------       -----------       -----------
            Total interest income                  23,480            23,406            94,197            95,866
                                              -----------       -----------       -----------       -----------

INTEREST EXPENSE
Deposits                                            2,723             3,959            12,466            19,030
Federal funds purchased and securities
    sold under agreements to repurchase               237               409             1,337             4,090
Commercial paper                                      139               264               655             1,489
Other short-term borrowings                           200                27               573               151
Long-term debt                                      1,082               827             4,416             2,056
                                              -----------       -----------       -----------       -----------
            Total interest expense                  4,381             5,486            19,447            26,816
                                              -----------       -----------       -----------       -----------

Net interest income                                19,099            17,920            74,750            69,050
Provision for loan losses                           2,339             2,170            10,771             7,401
                                              -----------       -----------       -----------       -----------
Net interest income after provision
    for loan losses                                16,760            15,750            63,979            61,649
                                              -----------       -----------       -----------       -----------

NONINTEREST INCOME
Factoring income                                    1,419             1,484             6,156             5,571
Mortgage banking income                             2,660             1,905            10,255             7,545
Service charges on deposit accounts                 1,273             1,366             4,962             5,609
Trade finance income                                  699               535             2,575             2,478
Trust fees                                            188               321               664               878
Other service charges and fees                        387               457             1,846             1,666
Bank owned life insurance income                      476                 0             1,290                 0
Securities gains                                      127                 0               996                 0
Other income                                           86                69               512               376
                                              -----------       -----------       -----------       -----------
            Total noninterest income                7,315             6,137            29,256            24,123
                                              -----------       -----------       -----------       -----------

NONINTEREST EXPENSES
Salaries and employee benefits                      7,821             7,287            32,155            28,232
Occupancy expenses, net                             1,127             1,166             4,920             4,711
Equipment expenses                                    693               696             2,658             2,547
Advertising & marketing                               787               546             3,309             2,971
Professional fees                                   1,401             1,170             3,738             5,127
Data processing fees                                  284               257             1,271             1,259
Stationery & printing                                 213               250             1,052               862
Communications                                        429               446             1,626             1,606
Capital securities costs                              535                 0             1,803                 0
Other expenses                                      1,492             1,819             6,625             6,380
                                              -----------       -----------       -----------       -----------
            Total noninterest expenses             14,782            13,637            59,157            53,695
                                              -----------       -----------       -----------       -----------

Income before income taxes                          9,293             8,250            34,078            32,077
Provision for income taxes                          3,557             3,096            12,300            12,689
                                              -----------       -----------       -----------       -----------

NET INCOME                                    $     5,736       $     5,154       $    21,778       $    19,388
                                              ===========       ===========       ===========       ===========

Average number of common
    shares outstanding
        Basic                                  11,861,282        12,144,626        11,964,310        12,106,717
        Diluted                                12,511,194        12,904,727        12,691,392        12,768,390
Per average common share
        Basic                                 $      0.48       $      0.42       $      1.81       $      1.59
        Diluted                                      0.46              0.40              1.71              1.51
Dividends per common share                           0.19              0.18              0.73              0.66

                                                                    Exhibit 99.1


                                STERLING BANCORP
                       STATEMENTS OF COMPREHENSIVE INCOME
                                 (IN THOUSANDS)


                                                 THREE MONTHS ENDED DECEMBER 31,        TWELVE MONTHS ENDED DECEMBER 31,
                                                 -------------------------------        --------------------------------
                                                      2002            2001                  2002            2001
                                                    --------        --------              --------        --------

NET INCOME                                          $  5,736        $  5,154              $ 21,778        $ 19,388

Other comprehensive income, net of tax:
    Unrealized holding gains/(losses) arising
        during the period                               (314)         (1,880)                3,021           1,142
    Less:
        Reclassification adjustment for
          gains included in net income                   (69)              0                  (539)              0
       Minimum pension liability adjustment           (2,271)              0                (2,271)              0
                                                    --------        --------              --------        --------

COMPREHENSIVE INCOME                                $  3,082        $  3,274              $ 21,989        $ 20,530
                                                    ========        ========              ========        ========


                                STERLING BANCORP
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)


                                                    THREE MONTHS ENDED DECEMBER 31,   TWELVE MONTHS ENDED DECEMBER 31,
                                                    -------------------------------   --------------------------------
                                                        2002             2001             2002             2001
                                                      ---------        ---------        ---------        ---------

BALANCE, AT BEGINNING OF PERIOD                       $ 128,487        $ 131,473        $ 128,477        $ 117,016
Net income for period                                     5,736            5,154           21,778           19,388
Options exercised                                            37              357            4,199            4,179
Call/redemption-preferred shares                              0                0                0              (30)
Purchase of common shares for treasury                     (376)          (5,109)         (15,501)          (6,064)
Common stock issued in connection
    with acquisition                                        400                0              400                0
Cash dividends
    Common shares                                        (2,229)          (1,809)          (7,572)          (6,210)
    Preferred shares                                        (28)             (24)            (113)             (98)
Cash in lieu of fractional shares                           (32)             (23)             (32)             (23)
Surrender of shares issued under
    incentive compensation plan                               0              (32)          (3,034)          (1,492)
Amortization of unearned compensation                       439              370              967              669
Change in net unrealized holding gains/(losses)
    on available for sale securities                       (314)          (1,880)           3,021            1,142
Reclassification adjustment for (gains)
    included in net income                                  (69)               0             (539)               0
Minimum pension liability adjustment                     (2,271)               0           (2,271)               0
                                                      ---------        ---------        ---------        ---------

BALANCE, AT END OF PERIOD                             $ 129,780        $ 128,477        $ 129,780        $ 128,477
                                                      =========        =========        =========        =========

                                                                    Exhibit 99.1


                                STERLING BANCORP
                           AVERAGE BALANCE SHEETS [1]
                             (dollars in thousands)


                                                                      THREE MONTHS ENDED
                                                                      ------------------
                                                     DECEMBER 31, 2002                   DECEMBER 31, 2001
                                                -----------------------------------------------------------------
                                                 AVERAGE                AVERAGE     AVERAGE                AVERAGE
                                                 BALANCE      INTEREST  RATE        BALANCE      INTEREST  RATE
                                                -----------------------------------------------------------------
ASSETS
  Interest-bearing deposits with other banks    $    3,758    $     7   1.45%      $    3,142    $    11     1.34%
  Investment securities
    Available for sale                             198,980      3,093   6.22          231,182      3,495     6.04
    Held to maturity                               337,522      5,016   5.94          268,666      4,447     6.62
    Tax-exempt  [2]                                 32,671        606   7.35           34,643        641     7.34
  Federal funds sold                                13,478         52   1.50           26,315        136     2.03
  Loans, net of unearned discount
    Domestic  [3]                                  798,669     14,955   7.89          726,736     14,936     8.77
    Foreign                                              0          0   0.00              276          3     4.87
                                                -----------   --------              ----------    -------

       TOTAL INTEREST-EARNING ASSETS             1,385,078     23,729   7.04%       1,290,960     23,669     7.57%
                                                              --------  =====                     -------    =====

  Cash and due from banks                           50,275                             53,918
  Allowance for loan losses                        (13,593)                           (14,018)
  Excess cost over equity in
    net assets of the bank                          21,158                             21,158
  Other                                             57,071                             32,958
                                                -----------                         ----------

                TOTAL ASSETS                    $1,499,989                         $1,384,976
                                                ===========                        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Interest-bearing deposits
    Domestic
      Savings                                   $   25,319         31   0.49%      $   31,712         81     1.02%
      NOW                                          117,603        186   0.63          103,974        308     1.18
      Money market                                 162,178        235   0.57          210,469        724     1.36
      Time                                         375,091      2,257   2.39          314,528      2,821     3.56
    Foreign
      Time                                           3,000         14   1.77            2,975         25     3.29
  Borrowings
    Federal funds purchased and securities
       sold under agreements to repurchase          62,829        237   1.50           68,732        409     2.36
    Commercial paper                                31,598        139   1.75           37,978        264     2.76
    Other short-term debt                           32,402        200   2.45            4,794         27     2.26
    Long-term debt                                 115,000      1,082   3.76           81,491        827     4.06
                                                 ----------   --------              ----------   --------

     TOTAL INTEREST-BEARING LIABILITIES            925,020      4,381   1.88%         856,653      5,486     2.54%
                                                              --------  =====                    --------    =====

Noninterest-bearing demand deposits                334,471                            308,270
Other liabilities                                   87,873                             90,259
                                                 ----------                        -----------

             Total Liabilities                   1,347,364                          1,255,182

Corporation Obligated Mandatorily
    Redeemable Preferred Securities                 25,000                                  0

Shareholders' equity                               127,625                            129,794
                                                 ----------                        -----------

 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $1,499,989                         $1,384,976
                                                 ==========                        ===========

Net interest income/spread                                     19,348   5.16%                     18,183     5.03%
                                                                        =====                                =====

Net yield on interest-earning assets                                    5.71%                                5.78%
                                                                        =====                                =====

Less: Tax equivalent adjustment                                   249                                263
                                                              --------                           --------

Net interest income                                         $  19,099                            $17,920
                                                              ========                           ========

[1] The average balances of assets, liabilities and shareholders' equity are computed on the basis of daily averages. Average rates are presented on a tax equivalent basis. Certain reclassifications have been made to 2001 amounts to conform to current presentation.

[2]  Interest on tax-exempt securities is presented on a tax equivalent basis.

[3] Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

                                                                    Exhibit 99.1


                                STERLING BANCORP
                           AVERAGE BALANCE SHEETS [1]
                             (dollars in thousands)


                                                                       TWELVE MONTHS ENDED
                                                                       -------------------
                                                     DECEMBER 31, 2002                   DECEMBER 31, 2001
                                                -----------------------------------------------------------------
                                                 AVERAGE                 AVERAGE     AVERAGE                AVERAGE
                                                 BALANCE      INTEREST     RATE      BALANCE     INTEREST    RATE
                                                -----------------------------------------------------------------
ASSETS
  Interest-bearing deposits with other banks    $     3,494   $     33   1.20 %    $     3,216   $     97    3.01%
  Investment securities
    Available for sale                              238,947     14,748   6.17          174,756     11,235    6.43
    Held to maturity                                316,864     19,759   6.24          260,085     17,555    6.75
    Tax-exempt  [2]                                  33,579      2,489   7.41           34,020      2,515    7.39
  Federal funds sold                                 16,704        277   1.66            8,638        216    2.50
  Loans, net of unearned discount
    Domestic  [3]                                   746,115     57,914   8.52          704,565     65,242   10.15
    Foreign                                               0          0   0.00              651         40    6.17
                                                -----------   --------             -----------   --------

       TOTAL INTEREST-EARNING ASSETS              1,355,703     95,220   7.39 %      1,185,931     96,900    8.62%
                                                              --------  =====                    --------   =====

  Cash and due from banks                            49,994                             45,483
  Allowance for loan losses                         (13,986)                           (13,588)
  Excess cost over equity in
    net assets of the bank                           21,158                             21,158
  Other                                              53,400                             28,872
                                                -----------                        -----------

                TOTAL ASSETS                    $ 1,466,269                        $ 1,267,856
                                                ===========                        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Interest-bearing deposits
    Domestic
      Savings                                   $    25,882        154   0.60 %    $    28,555        557    1.95%
      NOW                                           112,301        880   0.78           86,737      1,550    1.79
      Money market                                  164,578      1,321   0.80          195,833      4,223    2.16
      Time                                          370,536     10,053   2.71          280,203     12,571    4.49
    Foreign
      Time                                            2,999         58   1.94            2,975        129    4.33
  Borrowings
    Federal funds purchased and securities
       sold under agreements to repurchase           73,113      1,337   1.83           93,012      4,090    4.40
    Commercial paper                                 31,885        655   2.06           36,498      1,489    4.08
    Other short-term debt                            23,885        573   2.40            3,892        151    3.89
    Long-term debt                                  118,404      4,416   3.73           47,055      2,056    4.37
                                                -----------   --------             -----------   --------

     TOTAL INTEREST-BEARING LIABILITIES             923,583     19,447   2.11 %        774,760     26,816    3.46%
                                                              --------  =====                    --------   =====

Noninterest-bearing demand deposits                 315,757                            292,918
Other liabilities                                    79,559                             76,243
                                                -----------                        -----------

             Total Liabilities                    1,318,899                          1,143,921

Corporation Obligated Mandatorily
    Redeemable Preferred Securities                  21,096                                  0

Shareholders' equity                                126,274                            123,935
                                                -----------                        -----------

 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $ 1,466,269                        $ 1,267,856
                                                ===========                        ===========

Net interest income/spread                                      75,773    5.28%                    70,084    5.16%
                                                                          ====                              =====

Net yield on interest-earning assets                                      5.88%                              6.23%
                                                                          ====                              =====

Less: Tax equivalent adjustment                                  1,023                              1,034
                                                               --------                          --------

Net interest income                                           $ 74,750                           $ 69,050
                                                              ========                           ========

[1] The average balances of assets, liabilities and shareholders' equity are computed on the basis of daily averages. Average rates are presented on a tax equivalent basis. Certain reclassifications have been made to 2001 amounts to conform to current presentation.

[2]  Interest on tax-exempt securities is presented on a tax equivalent basis.

[3] Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.